UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 1

TO

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 23, 2013

BLUE EARTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV  89052

(Address of Principal Executive Offices)      (Zip Code)

(702) 263-1808

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

EXPLANATORY PARAGRAPH

This Amendment No. 1 to Form 8-K originally filed on September 5, 2013 (the "Original 8-K"), is being filed by Blue Earth, Inc. (the "Company") to reflect amendments to certain terms of the Strategic Agreement (the "Strategic Agreement"), by and among the Company, Talesun Solar USA, Ltd. ("Talesun") and Next Generation Power LLC ("NGP").

ITEM 1.01  Entry into a Material Definitive Agreement.

On October 23, 2013, the parties to the Strategic Agreement amended the terms of the Strategic Agreement to reflect that the principal amount of the loan ($6,500,000) by the Company to NGP shall be funded entirely in cash in lieu of the 1,833,333 shares of common stock of the Company as previously contemplated which will not be issued.  The Company has agreed to provide funding as follows:

•    Upon the execution of the Amendment, Company shall wire to NGP an amount equal to $500,000 in cash (the “Second Payment”).

•    No later than ten (10) days following the Second Payment the Company shall advance at least $500,000 in cash by wire transfer to NGP (the “Third Payment”).

•    Following the Third Payment, the Company shall fund the remaining $4,500,000 principal amount of the Loan by no later than December 23, 2013.

As previously disclosed the Company loaned the initial $1,000,000 as of August 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2013	BLUE EARTH, INC.

By: /s/Johnny R. Thomas
Name: Dr. Johnny R. Thomas
Title: CEO

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